Security Agreement

This SECURITY AGREEMENT is dated as of the 20th day of October, 2016 (the “Agreement”) by and between Positive ID Corp, a Delaware corporation and its wholly owned subsidiaries (collectively, the “Debtor”), and Union Capital, LLC, a New York Limited Liability Company (hereinafter, the “Secured Party”).

WHEREAS, the Debtor entered into various documents, instruments and agreements dated on various dates executed and delivered to the Secured Party, and including without limitation, the following Convertible Notes:

Note Date	Note Amount
March 9, 2016	$135,200
March 9, 2016 (backend)	$135,200
April 1, 2016	$135,200
April 1, 2016 (backend)	$135,200
April 27, 2016	$218,750
April 27, 2016 (backend)	$218,750
June 2, 2016	$312,000
June 2, 2016 (backend)	$312,000 ($90,000 funded)
June 30, 2016	$208,000
Total	$1,588,300

for a total of One Million Five Hundred Eighty Thousand Three Dollars ($1,588,300.00) (as amended and in effect from time to time, the “Credit Documents”), with the Secured Party, pursuant to which the Secured Party, subject to the terms and conditions contained therein, is to make loans or otherwise to extend credit to the Debtor; and

WHEREAS, it is a condition precedent to the Secured Party’s making any loans or otherwise extending credit to the Debtor under the Credit Documents that the Debtor execute and deliver to the Secured Party this Security Agreement granting a security interest in all business assets of the Debtor to the Secured Party; and

WHEREAS, the Debtor wishes to grant security interests, subordinate to all existing security interests, in favor of the Secured Party as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged the parties hereto agree as follows:

1.       Definitions.

All capitalized terms used herein without definitions shall have the respective meanings provided therefore in the Credit Documents.

“State”, as used herein, shall mean the State of New York. All terms defined in the Uniform Commercial Code of the State, and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Revised Article 9 of the Uniform Commercial Code of the State (“Revised Article 9”) differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Revised Article 9.

“Obligations” or “Liabilities” as used herein, include, without limitation, any and all liabilities, debts, and obligations of the Debtor to the Secured Party and any and all liabilities, debts, and obligations of every endorser, guarantor, and surety of the Debtor to the Secured Party, each of every kind, nature, and description, now existing or hereafter arising, whether under this Agreement or otherwise. “Liabilities” also includes, without limitation, each obligation to repay all loans, advances, indebtedness, notes, obligations, overdrafts, and amounts now or hereafter at any time owing by the Debtor to the Secured Party (including all future advances or the like, whether or not given pursuant to a commitment by the Secured Party), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Secured Party may hold against the Debtor. “Liabilities” also includes, without limitation, all notes and other obligations of the Debtor now or hereafter assigned to or held by the Secured Party, each of every kind, nature, and description. “Liabilities” also includes, without limitation, all interest and other amounts which may be charged to the Debtor and/or which may be due from the Debtor to the Secured Party from time to time; all fees and charges in connection with any account maintained by the Debtor with the Secured Party of any services rendered by the Secured Party; and all costs and expenses incurred or paid by the Secured Party in respect of this and any other agreement between the Debtor and the Secured Party or instrument or document furnished by the Debtor to the Secured Party (including, without limitation, Costs of Collection, attorneys’ reasonable fees, and all court and litigation costs and expenses). “Liabilities” also includes, without limitation, any and all obligations of the Debtor to act or to refrain from acting in accordance with the terms, provisions, and covenants of this Agreement and of any other agreement between the Debtor and the Secured Party or instrument or document furnished by the Debtor to the Secured Party. As used herein, the term “indirect” includes, without limitation, all obligations and liabilities which the Secured Party may incur or become liable for on account of, or as a result of any transactions between the Secured Party and the Debtor; and which may arise out of any action brought or threatened against the Secured Party by the Debtor, any guarantor or endorser of the Liabilities of the Debtor, or by any other person in connection with the Liabilities; and any obligation of the Debtor which may arise as endorser or guarantor of any third party, or as obligor to any third party which obligation has been endorsed, participated, or assigned to the Secured Party. The term “indirect” also refers to any direct or contingent liability of the Debtor to make payment towards any obligation held by the Secured Party (including, without limitation, on account of any industrial revenue bond to the extent so held by the Secured Party. The Secured Party’s books and records shall be prima facie evidence of the Debtor’s indebtedness to the Secured Party.

2.       Grant of Security Interest. The Debtor hereby grants to the Secured Party, to secure payment and performance in full of all the Obligations, a security interest in and pledges and assigns to the Secured Party the following properties, assets, rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): All personal and fixture property of every kind and nature including without limitation, all accounts, accounts receivable, contract rights, goods, including inventory, equipment, including by not limited to any and all camera, lens or movie equipment, and any accessions thereto, instruments (including promissory notes), agreements, accounts, including health-care insurance receivables, chattel paper, whether tangible or electronic, fixtures, deposit accounts, letter-of-credit rights, whether or not the letter of credit is evidenced by a writing, commercial tort claims, securities and all other investment property (including securities entitlements, securities accounts, commodity accounts or the underlying financial assets or commodity contracts), supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles), books, records and information relating to the collateral and/or the Debtor; instruments; documents of title; documents; securities; trade secrets; computer programs; customer lists; papers relating to the collateral and/or the Debtor’s business; tax refunds; liens; guaranties; rights and remedies pertaining to any of the foregoing; wherever located, all whether now owned or in which the Debtor has an interest or hereafter acquired or arising, or in which the Debtor obtains an interest and all products, proceeds, substitutions, and accessions of or to any of the foregoing. Proceeds include, without limitation, insurance proceeds and each type of property described above (all of the same being hereinafter called the “Collateral”). The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Debtor’s compliance with Section 4.7 hereof. In addition, the Debtor hereby grants to the Secured Party, to secure payment and performance in full of all the Obligations, a security interest in and pledges and assigns to the Secured Party the specific collateral, if any, described on Exhibit A attached hereto and incorporated herein by reference.

3.       Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Revised Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Revised Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor and. (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon request. The Debtor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4.       Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, the Debtor agrees, in each case at the Debtor’s own expense, to take the following actions with respect to the following Collateral:

4.1.        Promissory Notes and Tangible Chattel Paper. If the Debtor shall at any time hold or acquire any promissory notes or tangible chattel paper the Debtor shall forthwith endorse assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

4.2.        Deposit Accounts. For each deposit account that the Debtor at any time opens or maintains, the Debtor shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the depositary bank to agree to comply at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Debtor, or (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The provisions of this paragraph shall not apply to (i) any deposit account for which the Debtor, the depositary bank and the Secured Party have entered into a cash collateral agreement specially negotiated among the Debtor, the depositary bank and the Secured Party for the specific purpose set forth therein, (ii) deposit accounts for which the Secured Party is the depositary and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor’s employees.

4.3.        Investment Property. If the Debtor shall at any time hold or acquire any certificated securities, the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by the Debtor are uncertificated and are issued to the Debtor or its nominee directly by the issuer thereof, the Debtor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the issuer to agree to comply with instructions from the Secured Party as to such securities, without further consent of the Debtor or such nominee, or (b) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Debtor are held by the Debtor or its nominee through a securities intermediary or commodity intermediary, the Debtor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, in each case without further consent of the Debtor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

4.4.       Collateral in the Possession of a Bailee. If any goods are at any time in the possession of a bailee, the Debtor shall promptly notify the Secured Party thereof and, if requested by the Secured Party, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and shall act upon the instructions of the Secured Party, without the further consent of the Debtor.

4.5.       Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record” as that term is defined in § 201 of the Electronic Signatures in Global and National Commerce Act or in § 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Debtor shall promptly notify the Secured Party thereof and, at the request of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under § 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under § 201 of the Electronic Signatures in Global and National Commerce Act or, as the case may, be, § 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record.

4.6.        Letter of Credit Rights. If the Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Debtor, the Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Debtor shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of any drawing under the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied.

4.7       Commercial Tort Claims. If the Debtor shall at any time hold or acquire a commercial tort claim, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this agreement, with such writing to be in form and substance satisfactory to the Secured Party.

4.8.        Other Actions as to Any and All Collateral. The Debtor further agrees to take any other action reasonably requested by the Secured Party to ensure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, as amended, to the extent, if any, that the Debtor’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party and (f) taking all actions required by any earlier versions of the Uniform Commercial Code, as amended or by other law as applicable in any relevant Uniform Commercial Code jurisdiction or by other law as applicable in any foreign jurisdiction.

5.       Relation to Other Security Documents. The provisions of this agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Debtor to the Secured Party and securing the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Secured Party hereunder.

6.       Intentionally Deleted.

7.       Covenants Concerning Debtor’s Legal Status. The Debtor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days prior written notice to the Secured Party, the Debtor will not change its name; its place of business or, if more than one, its chief executive office; or its mailing address or organizational identification number if it has one, (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Secured Party of such organizational identification number, and (c) the Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

8.       Representations and Warranties Concerning Collateral. The Debtor further represents and warrants to the Secured Party as follows: (a) the Debtor is the owner of or has other rights in or power to transfer the Collateral, free from any adverse lien, security interest or other encumbrance except for the security interest created by this agreement, (b) none of the Collateral constitutes or is the proceeds of “farm products” as defined in § 9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal state or local statute or rule in respect of such Collateral, (d) the Debtor holds no commercial tort claim except as indicated on the Perfection Certificate and (e) the Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances and (f) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete.

9.       Covenants Concerning Collateral. The Debtor further covenants with the Secured Party as follows: (a) the Collateral, to the extent not delivered to the Secured Party pursuant to §4, will be kept at its principal business offices and the Debtor will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Secured Party, (b) except for the security interest herein granted the Debtor shall be the owner of or have other rights in the Collateral free from any lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) the Debtor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Secured Party, (d) the Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Debtor will permit the Secured Party or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) the Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this agreement, (g) the Debtor will continue to operate, its business in compliance with all applicable provisions of the Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales and leases of inventory and licenses of general intangibles in the ordinary course of business and (ii) so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices dispositions permitted by the Credit Documents.

10.       Insurance.

10.1.        Maintenance of Insurance. The Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Debtor will not be deemed a coinsurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee under a “standard” loss payee clause. Without limiting the foregoing, the Debtor will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to one hundred (100%) percent of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic , areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Debtor business interruption insurance; and product liability insurance.

10.2.        Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing, be disbursed to the Debtor for direct application by the Debtor solely to the repair or replacement of the Debtor’s property so damaged or destroyed and (ii) in all other circumstances, be held by the Secured Party as cash collateral for the Obligations. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Debtor solely to the repair or replacement of the Debtor’s property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations.

10.3.        Notice of Cancellation. All policies of insurance shall provide for at least sixty (60) days prior written cancellation notice to the Secured Party. In the event of failure by the Debtor to provide and maintain insurance as herein provided, the Secured Party may at its option, provide such insurance and charge the amount thereof to the Debtor. The Debtor shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

11.       Collateral Protection Expenses; Preservation of Collateral.

11.1.        Expenses Incurred by Secured Party. In its discretion the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto, maintain the Collateral and pay any necessary filing fees or if the debtor fails to do so, insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for any and all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures nor shall the making thereof relieve the Debtor of any default.

11.2.        Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under § 9-207 of the Uniform Commercial Code of the State, or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

12.       Securities and Deposits. The Secured Party may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtor may at any time be applied to or set off against any of the Obligations.

13.        Notification to Account Debtors and Other Persons Obligated on Collateral. The Debtor shall, at the request of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, without notice to or demand upon the Debtor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

14.       Power of Attorney.

14.1.        Appointment and Powers of Secured Party. In an Event of Default, the Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party’s own name, for the purpose of carrying out the terms of this agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State, and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or advisable to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this agreement, all as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)       to the extent that the Debtor’s authorization given in Section 3 hereinabove is not sufficient, to file such financing statements with respect hereto, with or without the Debtor’s signature, or a photocopy of this agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtor’s name such financing statements and amendments thereto and continuation statements which may require the Debtor’s signature.

14.2.        Ratification by Debtor. To the extent permitted by law, the Debtor hereby ratifies all that said attorneys will lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

14.3.        No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

15.       Events of Default. Upon the occurrence of any one or more of the following events (herein, “Events of Default”), any and all Liabilities of the Debtor to the Secured Party shall become immediately due and payable, at the option of the Secured Party and without notice or demand. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Secured Party and the Debtor and instruments, agreements, and papers given the Secured Party by the Debtor, whether such agreements, instruments, or papers now exist or hereafter arise.

15.1.        The failure by the Debtor to pay upon demand (or when due, if not payable on demand) any of the Liabilities;

15.2.        The failure by the Debtor to promptly, punctually, and faithfully perform, discharge, or comply with any of the Liabilities;

15.3.        The determination by the Secured Party that any representation or warranty heretofore, now, or hereafter made by the Debtor to the Secured Party, in any document, instrument, agreement, or paper was not true or accurate when given;

15.4.        Any act by, against, or relating to the Debtor, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Debtor’s property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Debtor, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Debtor; the failure by the Debtor to generally pay the debts of the Debtor as they mature; adjudication of bankruptcy or insolvency relative to the Debtor; the entry of an order for relief or similar order with respect to the Debtor in any proceeding pursuant to the Bankruptcy Reform Act of 1978 (commonly referred to as the Bankruptcy Code) or any other federal Bankruptcy law; the filing of any complaint, application, or petition by or against the Debtor initiating any matter in which the Debtor is or may be granted any relief from the debts of the Debtor pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the calling or sufferance of a meeting of creditors of the Debtor; the meeting by the Debtor with a formal or informal creditors’ committee; the offering by or entering into by the Debtor of any composition, extension or any other arrangement seeking relief or extension for the debts of the Debtor, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Debtor which seeks or intends to accomplish a reorganization or arrangement with creditors;

15.5.        The imposition of any lien upon any assets of the Debtor or the entry of any judgment against the Debtor, which lien is not discharged or judgment is not satisfied or appealed from (with execution or similar process stayed) within fifteen (15) days of its imposition or entry.

15.6.        Not Used.

15.7.        The entry of any court order which enjoins, restrains, or in any way prevents the Debtor from conducting all or any part of its business affairs in the ordinary course.

15.8.        The service of any process upon the Secured Party seeking to attach by mesne or trustee process any funds of the Debtor on deposit with the Secured Party.

15.9.        Any change in the identity, authority, or responsibilities of any person having management or policy authority with respect to the Debtor and/or any direct or indirect change in the ownership of the capital stock of the Debtor from the existing at the execution of this agreement.

15.10.       The occurrence of any loss, theft, damage, destruction, sale (other than sales in the ordinary course of business) or encumbrance to or of any of the assets of the Debtor.

15.11.       Any act by or against, or relating to the Debtor or its assets pursuant to which any creditor of the Debtor seeks to reclaim or repossess, or reclaims or repossesses all or any portion of the Debtor’s assets.

15.12.       The death, termination of existence, dissolution, winding up, or liquidation of the Debtor.

15.13.       The occurrence of any of the foregoing Events of Default with respect to any guarantor, endorser, or surety to the Secured Party of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent (if the Debtor is a corporation), subsidiary, or affiliate were the “Debtor” described therein.

15.14.       The termination of any guaranty by any guarantor of the Liabilities.

15.15. A default by the Debtor under the Credit Documents.

16.        Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party may, without notice to or demand upon the Debtor, declare this agreement to be in default, and the Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State, or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction of the Debtor’s principal office or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least five Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that five Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

17.       Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 17 is to provide nonexhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 17. Without limitation upon the foregoing, nothing contained in this shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this agreement or by applicable law in the absence of this Section 17.

18.       No Waiver by Secured Party. The Secured Party shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

19.       Suretyship Waivers by Debtor. The Debtor waives demand, notice, protest, notice of acceptance of this agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. The Debtor further waives any and all other suretyship defenses.

20.       Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

21.       Proceeds of Dispositions; Expenses. The Debtor shall pay to the Secured Party on demand amounts equal to any and all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by §§ 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtor, and the Debtor shall remain liable for any deficiency in the payment of the Obligations.

22.       Overdue Amounts. Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest set forth in the Credit Documents, promissory note and/or loan agreement executed and delivered herewith.

23.       Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF New York The Debtor agrees that any suit for the enforcement of this agreement may be brought in the courts of the State or any federal court sitting in the State of New York and consents to the exclusive jurisdiction of such court and to service of process in any such suit being made upon the Debtor by mail at the address set forth hereinabove. The Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

24.       Waiver of Jury Trial. THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Debtor (i) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Documents, and the other loan agreements to which the Secured Party is a party, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 24.

25.       Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtor acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Security Agreement to be duly executed as of the date first above written.

DEBTOR:

POSITIVEID CORP

By:
Name:

SECURED PARTY:

UNION CAPITAL, LLC

By:
Name:
Title: